Exhibit 10.3(ii)

AMENDMENT NO. 2

TO LEASE

THIS AMENDMENT NO. 2 is made and entered into this 22nd day of March, 1993, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SEPARATE PROPERTY TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and SYNOPSYS, INC., a Delaware corporation, as TENANT.

RECITALS

A. WHEREAS, by Lease Agreement dated August 17, 1990 Landlord leased to Tenant all of that certain 104,170+ square foot building located at 700C East Middlefield Rd., Mountain View, California, the details of which are more particularly set forth in said August 17, 1990 Lease Agreement (the “Lease”), and

B. WHEREAS, said Lease was amended by the Commencement Letter dated April 1, 1991 which amended the commencement date of the Lease to commence March 15, 1991 and terminate March 14, 1999, and

C. WHEREAS, said Lease was amended by Amendment No. 1 dated June 16, 1992 to extend the Lease term and amend Paragraphs 31 and 51, Exhibit A and the Basic Rent schedule, and

D. WHEREAS, it is now the desire of the parties hereto to amend the Lease by extending the Term of the Lease for a two month period commencing November 1, 2000 and terminating December 31, 2000 and amending the Basic Rent schedule, pursuant to the provisions of Paragraph 2 of Amendment No. 1, as hereinafter set forth.

AGREEMENT

NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

1. TERM OF LEASE: Pursuant to Paragraph 2 of Amendment No. 1 dated June 16, 1992, it was agreed between the parties that the term of this Lease and the term of Lease Agreement dated June 16, 1992 for Premises leased at 700B E. Middlefield Rd. be co-terminous, therefore the term of this Lease shall be extended for an additional two month period, from November 1, 2000 to December 31, 2000. It is agreed and understood that the term of this Lease may be further extended and amended once the commencement date on the second floor of the Premises leased under the June 16, 1992 Lease is determined.

2. BASIC RENT SCHEDULE: The monthly Basic Rental shall be adjusted as follows:

On November 1, 2000 the sum of ONE HUNDRED EIGHTY TWO THOUSAND TWO HUNDRED NINETY SEVEN AND 50/100 DOLLARS ($182,297.50) shall be due, and a like sum due on the first day of each month thereafter through and including December 1, 2000.

The aggregate rental for the Lease shall be increased by $364,595.00 or from $20,060,245.22 to $20,424,840.22.

EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the day and year first hereinabove set forth.

LANDLORD:		TENANT:

JOHN ARRILLAGA SEPARATE		SYNOPSYS, INC.
PROPERTY TRUST		a Delaware corporation

By	/s/ John Arrillaga	By	/s/ A. Brooke Seawell
John Arrillaga, Trustee
A. Brooke Seawell
Print or Type Name

RICHARD T. PEERY SEPARATE		Title:	V.P. - Finance & Operations
PROPERTY TRUST

By	/s/ Richard T. Peery	Dated:
Richard T. Peery, Trustee